Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

                              AOL TIME WARNER INC.
               (Exact name of registrant as specified in charter)

             Delaware                                        13-4099534
    (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification Number)


                               ------------------

                 75 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10019
                    (Address of principal executive offices)

                               ------------------

                          AOL Time Warner Savings Plan
                           AOL Time Warner Thrift Plan
                                TWC Savings Plan
                            (Full Title of the Plan)

                               ------------------

                                PAUL T. CAPPUCCIO
             Executive Vice President, General Counsel and Secretary
                              AOL Time Warner Inc.
                              75 Rockefeller Plaza
                            New York, New York 10019
                                 (212) 484-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                     Proposed            Proposed
                                                     maximum             maximum
 Title of securities to       Amount to be      offering price per   aggregate offering       Amount of
     be registered           registered (1)          share (2)           price (2)        registration fee
------------------------   ------------------   ------------------   -----------------   ----------------
------------------------   ------------------   ------------------   -----------------   ----------------
Common Stock,
$.01 par value per share    30,000,000                $13.64          $409,200,000.00        $37,646.40
------------------------   ------------------   ------------------   -----------------   ----------------

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be purchased and/or issued pursuant to the benefit plans listed above
     (collectively, the "Plans"). The maximum number of shares which may be purchased and/or issued pursuant to the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of such Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be purchased and/or issued pursuant to the Plans after the operation of any such anti-dilution and other provisions. In addition, pursuant to the Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to such Plans.

(2) Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rules 457(c) and (h) under the Securities Act based on the average of high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for January 28, 2003, on which day such average was $13.64.

                                EXPLANATORY NOTE

AOL Time Warner Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 relating to its Common Stock, par value $.01 per share, issuable under each of the employee benefit plans listed below (collectively, the "Plans"). The contents of the Registration Statement on Form S-8 (Registration No. 333-53574) as filed with the Securities and Exchange Commission on January 11, 2001, as it relates to the Plans, is hereby incorporated by reference to the extent not replaced hereby.

This Registration Statement relates to the Common Stock of the Registrant issuable under the following Plans:

        o   16,000,000 shares issuable under the AOL Time Warner Savings Plan,
        o    8,000,000 shares issuable under the AOL Time Warner Thrift Plan,
        o    6,000,000 shares issuable under the TWC Savings Plan

and an indeterminate amount of interests issuable under each of the Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by the Registrant (File No. 1-15062) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") or as otherwise indicated, are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (filing date March 25, 2002), as amended by Amendment No. 1 on Form 10-K/A (filing date March 26, 2002), Amendment No. 2 on Form 10-K/A (filing date June 28, 2002) and Amendment No. 3 on Form 10-K/A (filing date January 28, 2003).

          (b) The Annual Report on Form 11-K of the AOL Time Warner Savings Plan for the year ended December 31, 2001 (filing date June 28,
               2002).

          (c) The Annual Report on Form 11-K of the AOL Time Warner Thrift Plan for the year ended December 31, 2001 (filing date June 28, 2002).

          (d) The Annual Report on Form 11-K of the TWC Savings Plan for the year ended December 31, 2001 (filing date June 28, 2002).

          (e) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended:

               o March 31, 2002 (filing date May 6, 2002), as amended by Amendment No. 1 on Form 10-Q/A (filing date January 28,
                    2003)
               o June 30, 2002 (filing date August 14, 2002), as amended by Amendment No. 1 on Form 10-Q/A (filing date January 28,
                    2003)
               o    September 30, 2002 (filing date November 14, 2002)

          (f)  The Registrant's Current Reports on Form 8-K dated:

               o    June 24,  2002  (filing  date June 24, 2002)
               o    July 8, 2002 (filing date July 11, 2002)
               o    August 21, 2002 (filing date August 21, 2002)
               o    October  23, 2002  (filing  date  October 23, 2002)
                    (Item 5 only)
               o    December 31, 2002 (filing date January 14, 2003)
               o    January 12, 2003 (filing date January 14, 2003)
               o    January 16, 2003 (filing date January 23, 2003)

          (g) Current Report on Form 8-K dated January 11, 2001 (filing date January 12, 2001) in which it is reported that the Common Stock of the Registrant is deemed registered pursuant to Rule 12g-3(c) under the Exchange Act.

     All documents subsequently filed by the Registrant or pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.


tem 5.   Interests of Named Experts and Counsel.

         Not applicable

Item 6.  Indemnification of Directors and Officers.

     Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Article VI of the Registrant's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of any other enterprise.

     The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware Corporation Law and Article VI of the By-laws of the Registrant.

     The Registrant's Directors' and Officers' Liability and Reimbursement Insurance Policy is designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

     The Registrant hereby undertakes that it will submit or has submitted each of the Plans and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify such Plans under Section 401 of the Internal Revenue Service Code 1986, as amended.

Item 9.       Undertakings

       (a) The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

Exhibit
Number                        Description of Exhibit
------                        ----------------------

4.1 Restated Certificate of Incorporation of the Registrant as filed * with the Secretary of State of the State of Delaware on January 11, 2001 (which is incorporated herein by reference to Exhibit
            3.1 to the Registrant's Current Report on Form 8-K dated January 11, 2001 (the "January 2001 Form 8-K")).

4.2 Certificate of the Voting Powers, Designations, Preferences and * Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series LMC Common Stock of the Registrant as filed with the Secretary of State of the State of Delaware on January 11, 2001 (which is
            incorporated   herein  by   reference   to  Exhibit  3.2  to  the
            Registrant's January 2001 Form 8-K).

4.3 Certificate of the Voting Powers, Designations, Preferences and * Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations, or Restrictions Thereof, of Series LMCN-V Common Stock of the Registrant as filed with the Secretary of State of the State of  Delaware  on January 11, 2001 (which is
            incorporated   herein  by   reference   to  Exhibit  3.3  to  the
            Registrant's January 2001 Form 8-K).

4.4 By-laws of the Registrant as of July 18, 2002 (which are * incorporated herein by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for quarter ended June 30, 2002, as amended).

5           Opinion  of  Brenda  C.   Karickhoff,   Vice   President  of  the
            Registrant.

23.1        Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Ernst & Young LLP, Independent Auditors (with respect to Time Warner Telecom Inc.).

23.3 Consent of Ernst & Young LLP, Independent Auditors (with respect to the TWC Savings Plans).

23.4        Consent  of  Brenda C.  Karickhoff,  Vice  President  of the       *
            Registrant (included in Opinion filed as Exhibit 5).

24.1        Powers of Attorney.

24.2 Powers of Attorney for the Administrative Committees of the AOL Time Warner Savings Plan and the AOL Time Warner Thrift Plan.

24.3 Powers of Attorney for the Administrative Committee of the TWC Savings Plan.



-------------------------------------
* incorporated by reference

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 29, 2003.

                                         AOL TIME WARNER INC.


                                         By: /s/ Wayne H. Pace
                                             -----------------------------------
                                             Name:  Wayne H. Pace
                                             Title: Executive Vice President and
                                                    Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on January 29, 2003 in the capacities indicated.


                  Signature                         Title
                  ---------                         -----
(i)      Principal Executive Officer                Director and
                                                    Chief Executive Officer
                    *
  -----------------------------------------
             Richard D. Parsons

(ii)      Principal Financial Officer               Executive Vice President and
                                                    Chief Financial Officer
  /s/ Wayne H. Pace
  -----------------------------------------
               Wayne H. Pace


(iii)    Principal Accounting Officer               Senior Vice President and
                                                    Controller
  /s/ James W. Barge
  -----------------------------------------
              James W. Barge


(iv)     Directors:

                   *
-------------------------------------------
             Daniel F. Akerson

                   *
-------------------------------------------
            James L. Barksdale

                   *
-------------------------------------------
          Stephen F. Bollenbach

                   *
-------------------------------------------
              Stephen M. Case

                   *
-------------------------------------------
            Frank J. Caufield

                   *
-------------------------------------------
            Miles R. Gilburne

                   *
-------------------------------------------
             Carla A. Hills

                   *
-------------------------------------------
               Reuben Mark

                   *
-------------------------------------------
             Michael A. Miles

                   *
-------------------------------------------
             Kenneth J. Novack

                   *
-------------------------------------------
             Franklin D. Raines

                   *
-------------------------------------------
                R.E. Turner

                   *
-------------------------------------------
            Francis T. Vincent Jr.


By: /s/ Wayne H. Pace
    ---------------------------------------
      Name:  Wayne H. Pace
             Attorney-In-Fact


* Pursuant to Powers of Attorney dated
  as of November 21, 2002.

Pursuant to the requirements of the Securities Act of 1933, the administrators of the AOL Time Warner Savings Plan and the AOL Time Warner Thrift Plan have duly caused this Registration Statement on Form S-8 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 29, 2003.

                                                    AOL TIME WARNER SAVINGS PLAN


                                                    By: /s/ Pascal Desroches
                                                       -------------------------
                                                       Name:   Pascal Desroches
                                                       Title:  Attorney-in-Fact


                                                     AOL TIME WARNER THRIFT PLAN


                                                     By: /s/ Pascal Desroches
                                                        ------------------------
                                                        Name:   Pascal Desroches
                                                        Title:  Attorney-in-Fact


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on January 29, 2003 in the capacities indicated.

Members of the Committee Administering the AOL Time Warner Savings Plan and the AOL Time Warner Thrift Plan.

Pascal Desroches
Peter R. Haje
John A. LaBarca
Shelley D. Fischel


By /s/ Pascal Desroches
  --------------------------
  Name:   Pascal Desroches
  Title:  Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the administrators of the TWC Savings Plan have duly caused this Registration Statement on Form S-8 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on January 29, 2003.


                                                      TWC SAVINGS PLAN


                                                      By: /s/ Landel C. Hobbs
                                                         -----------------------
                                                         Name:  Landel C. Hobbs
                                                         Title: Attorney-in-Fact


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on January 29, 2003 in the capacities indicated.

Members of the Committee administering the TWC Savings Plan

Glenn A. Britt
Charles W. Ellis
Landel C. Hobbs
Beth A. Wann



By: /s/ Landel C. Hobbs
   ------------------------
   Name:  Landel C. Hobbs
   Title: Attorney-in-Fact